SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2012

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a strategic realignment by iRobot Corporation (the “Company”), effective February 27, 2012, the Company implemented the following management changes:

Jeffrey A. Beck, formerly the Company’s President, Home Robots division, was appointed as Chief Operating Officer. Mr. Beck, 48, served as the Company’s President, Home Robots division from April 2009 to February 2012. Prior to joining the Company, Mr. Beck served at AMETEK Corporation as senior vice president and general manager, Aerospace & Defense from 2008 to 2009 and as vice president & general manager, Power Systems and Instruments Division from 2004 to 2008. From 1996 to 2004, Mr. Beck served in a number of positions at Danaher Corporation, including president, Danaher Precision Systems Division and vice president of sales, Kollmorgen I&C Division. Mr. Beck holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology and an M.B.A. from Boston University.

Joseph W. Dyer, formerly the Company’s Chief Operating Officer, was appointed as Chief Strategy Officer. Mr. Dyer, 64, served as the Company’s Chief Operating Officer from August 2010 to February 2012, President of its Government and Industrial Robots division from July 2006 until August 2010, and Executive Vice President and General Manager of its Government and Industrial Robots division from September 2003 until July 2006. Prior to joining the Company, Mr. Dyer served for 32 years in the U.S. Navy. From July 2000 until July 2003, he served as Vice Admiral commanding the Naval Air Systems Command at which he was responsible for research and development, procurement and in-service support for naval aircraft, weapons and sensors. He is an elected fellow in the Society of Experimental Test Pilots and the National Academy of Public Administration. He also chairs NASA’s Aerospace Safety Advisory Panel. Mr. Dyer holds a B.S. in Chemical Engineering from North Carolina State University and an M.S. in Finance from the Naval Postgraduate School, Monterey, California.

John J. Leahy, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, was appointed as the Company’s Principal Accounting Officer in addition to his current positions, taking over this responsibility from Alison Dean. Mr. Leahy, 53, has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since June 2008. From August 2007 to September 2007, Mr. Leahy served as executive vice president, chief financial officer, principal financial/accounting officer and assistant treasurer of The Hanover Insurance Group, Inc. From 1999 to 2007, Mr. Leahy served as executive vice president and chief financial officer of Keane, Inc., and served as interim president and chief executive officer from May 2006 to January 2007. From 1982 to 1999, Mr. Leahy served in a number of financial positions for Pepsico, Inc. He received a B.S. in Finance from Merrimack College and an M.B.A. from Boston College.

Alison Dean, formerly Principal Accounting Officer, remains an officer and continues to serve as the Company’s Senior Vice President, Corporate Finance. Ms. Dean will be assuming broader duties with the focus on business and operational financial support across the Company.

Item 7.01	Regulation FD Disclosure.

On February 28, 2012, iRobot Corporation issued a press release announcing a strategic realignment of its business. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1      Press Release issued by the registrant on February 28, 2012, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

February 29, 2012	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on February 28, 2012, furnished herewith.